CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In connection with the filing of Form 8-K/A (included in the exhibits to such filing) we hereby consent to the inclusion herein of our report dated December 17, 2007 on the financial statements of All Points Industries, Inc. for the years ended December 31, 2006 and 2005.

Denver, Colorado	/s/CAUSEY DEMGEN & MOORE INC.
March 7, 2008